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[DIVINE LOGO]                  NEWS RELEASE

                               WWW.DIVINE.COM               NASDAQ : DVIN
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
INVESTMENT PROFESSIONALS:          INDIVIDUAL INVESTORS:         MEDIA INQUIRIES:              INTERNATIONAL MEDIA/INVESTORS:
Paul Scheeler                      Brenda Lee Johnson            Susan Burke / Anne Schmitt    Chris Blaik
Director of Investor Relations     Investor Relations Manager    Direct: 773.394.6746 / 6827   Direct: +44 [0] 20 7070 9520
Direct: 773.394.6826               Direct: 773.394.6873          susan.burke@divine.com        chris.blaik@divine.com
paul.scheeler@divine.com           brenda.johnson@divine.com     anne.schmitt@divine.com
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FOR IMMEDIATE RELEASE

         DIVINE'S ACQUISITIONS OF OPEN MARKET AND ESHARE COMMUNICATIONS
               APPROVED AT SPECIAL MEETING OF DIVINE SHAREHOLDERS

CHICAGO - OCTOBER 19, 2001 - DIVINE, INC., (NASDAQ: DVIN), today announced that its acquisitions of Open Market, Inc., (Nasdaq: OMKT), and eshare communications, Inc., (Nasdaq: ESHR), were both approved at a special meeting of divine shareholders. Concurrent special meetings held for both Open Market and eshare shareholders also resulted in the approval of the acquisitions.

The Open Market acquisition was completed today. The eshare acquisition is expected to be completed on Tuesday, October 23, 2001. Both of these acquisitions are structured as stock-for-stock merger transactions.

The common stock of Open Market, Inc. will cease to trade and no longer be listed on the Nasdaq National Market at the close of business today. The common stock of eshare communications, Inc. is expected to cease trading and no longer be listed on the Nasdaq National Market at the close of business on Tuesday, October 23, 2001.

Following the close of the Open Market and eshare acquisitions, divine will have approximately 277 million shares of common stock issued and outstanding. The exchange agent will send Open Market and eshare shareholders, as applicable, written instructions for exchanging their share certificates for certificates representing divine stock.

Additional information about the transactions is available in divine's Joint Proxy Statement/Prospectus dated September 17, 2001 relating to the transactions, copies of which are available at: www.sec.gov or www.edgaronline.com.

ABOUT DIVINE, INC.

divine, inc., (Nasdaq: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity, and customer loyalty. The company provides expertise in consulting, collaboration, interaction, hosting and knowledge solutions that enlighten, empower and extend enterprise systems.

                                     -more-

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                                                                    DIVINE, INC.
                                                                           ADD 1

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 2000 customers. For more information, visit the company's Web site at www.divine.com.

SAFE HARBOR STATEMENT

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: divine's ability to successfully implement its acquisition strategy, including its ability to integrate the operations, personnel, products, and technologies of, and address the risks associated with, acquired companies; the overall performance and operating results of acquired companies; divine's limited operating history and new and evolving business strategy; divine's ability to expand its customer base and achieve and maintain profitability; divine's ability to predict revenues from project-based engagements; divine's ability to execute its integrated Web-based technology, professional services, and managed applications strategy; divine's ability to develop new products and services and enhance and support existing products and services; divine's ability to maintain its vendor and strategic partner relationships and retain key employees; increasing competition from other providers of software solutions and professional services; divine's ability to keep pace with technological developments and industry requirements; divine's ability to address the risks associated with international operations; divine's ability to maintain its Nasdaq listing; fluctuations in the trading price and volume of divine's stock; and other unanticipated events and conditions. For further information about these and other risks, uncertainties, and contingencies, please review the disclosure under the captions "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in divine's Registration Statement on Form S-4 filed with the SEC on October 9, 2001 and as amended from time to time. You should not place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Except as required by federal securities laws, divine undertakes no obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.



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(C) 2001 divine, inc. divine is a trademark of divine, inc. All other trademarks, trade names and service marks referenced herein are the properties of their respective companies.